UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2015 (July 13, 2015)

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor New York, New York 10110		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 515-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2015, Vince Holding Corp. (the “Company”) issued a press release (the “Press Release”) announcing the resignation of Jill Granoff as Chief Executive Officer of the Company.  It is expected that Ms. Granoff will remain CEO through an interim period, with her termination date to be determined.  Pursuant to the terms of her employment agreement and subject to Ms. Granoff signing a release of claims, after termination of her employment, Ms. Granoff will receive severance in an amount equal to her annual base salary as in effect on the date of her departure, payable in equal installments over an eighteen month period (reduced by base salary and guaranteed incentive compensation from subsequent full time employment obtained following the first anniversary of her termination date) in accordance with the Company’s normal payroll practices. In addition, Ms. Granoff will be entitled to (i) eighteen months of participation in COBRA health benefits (subject to her electing COBRA coverage and paying her continued share, and which benefits shall be reduced by comparable group health benefits from subsequent employment); (ii) a pro-rated portion of any bonus payable for fiscal 2015 based on performance against bonus plan goals; and (iii) pro-rated accelerated vesting of certain previously granted options.   In connection with Ms. Granoff's departure, Ms. Granoff will no longer serve as a director of the Company effective immediately.   The Board of Directors will work with an executive search firm to identify potential CEO candidates.

In addition, the Company announced in the Press Release that Karin Gregersen, President and Chief Creative Officer, has decided to leave the Company, effective as of the close of business on July 16, 2015.   Pursuant to the terms of her employment agreement and subject to Ms. Gregersen signing a release of claims, after her termination of employment Ms. Gregersen will receive severance in an amount equal to her annual base salary as in effect on the date of her departure, payable in equal installments over a twelve month period (reduced by any base salary and guaranteed incentive compensation received from subsequent employment during the severance period) in accordance with the Company’s normal payroll practices. In addition, Ms. Gregersen will be entitled to participate in the Company’s medical and dental benefits plan until the end of the severance payment period (subject to her electing COBRA coverage and paying her continued share, and which benefits shall be reduced by comparable group health benefits from subsequent employment).

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Vince Holding Corp., dated July 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINCE HOLDING CORP.

Date: July 14, 2015	By:	/s/ Nicholas Rubino
Nicholas Rubino
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release of the Company dated July 13, 2015